EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Surna Reports Q1 2019 Results

Enters into $5 million sales contract in April/May 2019 for multi-facility operator expansion project and announces Strategic Plan for Acquisitions and Funding

May 13, 2019 – Boulder, Colorado – Surna Inc. (OTCQB: SRNA) announced today operating and financial results for the three months ended March 31, 2019.

We will be hosting an investor conference call to discuss our Q1 2019 financial results, provide an update on our recent business developments, and explain our strategic acquisition and capital markets plan in more detail. Prior to the earnings call, we intend to file our Q1 2019 Investor Presentation and a Q1 2019 Fact Sheet with the U.S. Securities and Exchange Commission (“SEC”). The Q1 2019 Investor Presentation and Q1 2019 Fact Sheet will also be available on the Investor Relations section of our website. The call will be held on Tuesday, May 21, 2019 at 4:00 p.m. Eastern Time.

To access the investor call via telephone:

Dial-In Number: 1-973-528-0008

Access Code: 872019

To access the investor call via the Internet:

Webcast URL: https://www.webcaster4.com/Webcast/Page/2020/30082

Interested parties, with contact information supplied, may submit questions to the Company prior to the call to investor@Surna.com. These questions, along with all live questions, will be answered in the time available.

Financial Highlights

●	Revenue for Q1 2019 was $1,771,000 compared to $2,055,000 for Q1 2018, a decrease of $284,000, or 14%. Our Q4 2018 revenue was $2,195,000, representing a quarter-over-quarter decrease of $424,000, or 19%.

●	Our Q1 2019 gross profit margin was 27.7% compared to 18.6% for Q1 2018, an increase of 9.1 percentage points. Our Q4 2018 gross profit margin was 20.4%, representing a quarter-over-quarter increase of 7.3 percentage points.

●	We realized a Q1 2019 net loss of $900,000 compared to a Q1 2018 net loss of $1,884,000, a decrease of $984,000, or 52%. After excluding non-cash equity-related compensation expenses, debt-related items and depreciation expense, our Q1 2019 net loss was $512,000 compared to a Q1 2018 net loss of $1,222,000, a decrease of $710,000, or 58%.

●	Our Q4 2018 net loss was $816,000, representing a quarter-over-quarter increase of $84,000, or 10%. After excluding non-cash equity-related compensation expenses and depreciation expense, our Q4 2018 net loss was $811,000, representing a quarter-over-quarter decrease of $299,000, or 37%.

●	As of March 31, 2019, we had cash and cash equivalents of $465,000, compared to cash and cash equivalents of $253,000 as of December 31, 2018, an increase of $212,000, or 84%.

Tony McDonald, the Company’s CEO stated: “In late 2018, we announced and subsequently launched a re-set for Surna, with a focus on cost reductions and a revised organic growth plan. We believe this plan is being reflected in our modest quarter-over-quarter revenue declines and our cost savings, which reduced our operating cash burn by nearly $300,000 over the prior quarter. We also had net bookings of $4.8 million in Q1 2019, surpassing our previous quarterly high set in Q1 2018. More importantly, since year end we are recording new orders/bookings for retrofit and expansion projects. These projects have a more accelerated, predictable completion cycle and revenue stream and should provide revenue momentum over the next couple of quarters as the projects are completed and revenue is recognized.”

Operating Highlights

Historically, we have experienced cash flow inconsistency and unpredictability and, as a result, our expense, cash and working capital management were adversely impacted. With our new strategy, however, we are pursuing more opportunities to bid on retrofit and expansion projects and are also targeting larger project sizes with multi-facility operators. Although we have had only one full quarter to begin implementation of our new organic growth plan, we believe we have made important progress in its implementation, as evidenced by the following:

●	Including contracts booked in April and May 2019, we have booked three sales contracts, each of which has a contract value of $2.0 million or more. Two of these contracts are with a single multi-facility operator that is completing a two-phase facility expansion. See additional detail in Bookings and Backlog and Recent Developments below.

●	We completed our first retrofit consulting project for a multi-facility cultivator and received a $1.3 million sales order to supply equipment to several of their cultivation facilities that have been operating inefficiently. We are also offering our facility assessment, analysis and consulting program to expand our retrofit and “lifecycle” opportunities.

●	We launched our SentryIQTM sensors, controls and automation platform in April 2019. We now offer a turnkey, single vendor HVAC equipment and controls integration solution to our new build projects. We also are offering our HVAC controls systems to existing facilities in the startup and operation phases. We are currently in contract discussions and negotiations with a number of prospective customers interested in our controls platform. This product line is a new source of incremental revenue.

●	As part of our $2.2 million new build project in Michigan, which we booked in the first quarter of 2019, we sold a comprehensive engineering/design services package that included mechanical, electrical and plumbing engineering.

●	We sold our first custom-designed ducted air handling system, which can now be sold as an alternative to our new and improved ductless fan coil units. Our ability to offer larger capacity air handling systems should provide greater opportunities for us to work with multi-facility operators.

●	We improved our gross margins by 7.3 percentage points, from 20.4% in the fourth quarter of 2018 to 27.7% in the first quarter of 2019. This improvement was largely the result of our focus on fiscal discipline.

●	We generated $212,000 in cash flow from our operating activities in the first quarter of 2019. We also reduced our adjusted operating loss from $830,000 in the fourth quarter of 2018 to $534,000 for the first quarter of 2019, an improvement of $296,000, or 36%. Our adjusted operating loss, which is our GAAP operating loss after addback for our non-cash equity compensation expenses and depreciation expense, is one of our key management metrics as we attempt to achieve operating cash flow breakeven.

Overall, we continue to remain focused on the core objectives of our organic growth plan:

●	Reduce our reliance on new build facility projects which generate inconsistent revenue and cash flow;

●	Increase our emphasis on retrofit and expansion opportunities, which provide a more predictable and accelerated completion and revenue stream;

●	Establish revenue from “lifecycle” operational and facility management offerings;

●	Seek to increase our gross margin by shifting our focus to value-added technology services and proprietary, customized equipment;

●	Operate with more disciplined expense, cash and working capital management; and

●	Become financially self-sustaining by attempting to achieve operating cash flow breakeven and profitability.

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Bookings and Backlog

Our net bookings (as defined below) for the three months ended March 31, 2019 increased $2,946,000 (or 160%) from $1,838,000 in the fourth quarter of 2018 to $4,785,000 in the first quarter of 2019. As a result, our backlog increased $3,013,000, or 35%, from December 31, 2018, with our backlog at March 31, 2019 rising to $11,543,000, the highest quarter-end backlog in our history.

Our backlog at March 31, 2019, however, includes booked sales orders of $2,815,000 that we do not expect to be realized until 2021, if at all. This includes combined contract orders of $1,761,000 that we booked in early 2018 with a large, multi-state customer that has put on hold two projects in states where the current market conditions, including wholesale cannabis prices, are not favorable. We believe the sales orders in this portion of our backlog may be abandoned by our customer or ultimately cancelled.

The following table sets forth: (i) our beginning backlog (the remaining contract value of outstanding sales contracts for which we have received an initial deposit as of the previous period), (ii) our net bookings for the period (new sales contracts executed during the period for which we received an initial deposit, net of any adjustments including cancelations and change orders during the period), (iii) our recognized revenue for the period, and (iv) our ending backlog for the period (the sum of the beginning backlog and net bookings, less recognized revenue).

	For the quarter ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Backlog, beginning balance	$4,456,192	$7,024,110	$8,882,906	$8,885,804	$8,529,139
Net bookings, current period	$4,622,646	$3,866,541	$3,327,518	$1,838,210	$4,784,665
Recognized revenue, current period	$2,054,728	$2,007,745	$3,324,620	$2,194,875	$1,771,230
Backlog, ending balance	$7,024,110	$8,882,906	$8,885,804	$8,529,139	$11,542,574

The completion of a customer’s new build facility project is dependent upon the customer’s ability to secure funding and real estate, obtain a grower’s license and then build their cultivation facility so they can take possession of the equipment. There is significant uncertainty regarding the timing of revenue recognition of our backlog as of March 31, 2019. Refer to the Revenue Recognition section of Note 1 in our condensed consolidated financial statements, included in our Quarterly Report for additional information on our estimate of future revenue recognition on our remaining performance obligations.

Our backlog, remaining performance obligations and net bookings may not be indicative of future operating results, and our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including delays in or inability to obtain project financing or licensing or abandonment of the project entirely. Accordingly, there can be no assurance that contracts included in the backlog or remaining performance obligations will actually generate revenues or when the actual revenues will be generated. Net bookings and backlog are considered non-GAAP financial measures, and therefore, they should be considered in addition to, rather than as a substitute for, our GAAP measures for recognized revenue, deferred revenue and remaining performance obligations. Further, we can provide no assurance as to the profitability of our contracts reflected in remaining performance obligations, backlog and net bookings.

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Recent Developments

In April - May 2019, we booked two separate sales contracts with a single multi-facility operator for a two-phase expansion of their existing, fully operational and licensed indoor cannabis cultivation facility.

●	The first phase, which we previously announced in our press release on April 9, 2019, was a 40,000 square foot expansion with a contract value of $2.5 million. We have received payments of $750,000 on this contract, and the full value of this contract is expected to be recognized in Q2 - Q3 2019.

●	The second phase, which is also a 40,000 square foot expansion with a contract value of $2.5 million, was signed in May 2019. We received an advance payment of $500,000 on this contract and have commenced preparing the initial equipment package. The full value of this contract is expected to be recognized in Q3 2019. Since each of these projects are for facility expansions, they are not subject to typical new construction licensing and permitting risks.

Strategic Acquisition and Capital Markets Plan

Last quarter, we stated that we had reduced our cash burn rate to a minimum level to still be able to support our current operations, and therefore the only way to improve our cash flow and working capital position was to add revenue and margin to “grow out” of our current situation. While we can point to several positive developments to date, as discussed above, there is significant work ahead for us to execute on our organic growth plan and achieve fiscal self-sustainability. We may not be able to achieve our growth and financial goals until 2020 or after. Based on management’s expectations about our current business, we will need to raise capital sometime in the second half of 2019 in order to execute on our organic growth plan and improve our working capital situation.

Although we are positive about our business operational changes to date, we believe that for us to be in a more financially sustainable position will require us to organically grow our business from its current level 2 to 4 times, or put another way, to increase our revenues to $20 to $40 million. Some of the hurdles we face in achieving break-even and profit sustainability is controlling our operational costs, having the financial resources to invest in marketing, product development and staffing, and being able to cover the embedded costs of being a public company, which include audit, legal and consulting fees, director fees, directors’ and officers’ insurance, SEC compliance costs, OTC Markets listing fees and investors relations costs.

Part of the solution to the address the financial issues that face a smaller company such as ours is to adopt an acquisition strategy that will complement our organic growth plans. Our plan is to identify and pursue acquisitions of companies or assets within the cannabis ancillary products and services sector complementary to our current business offerings. Our initial objective is to consummate one or more acquisitions that would add in the range of $10 to $20 million in annual revenues. We believe with our current revenue position and our public company status, there are a number of private companies, and even smaller public companies, that would be interested in partnering with us. If we are able engage in a roll-up type acquisition strategy, using our public status and our stock as all or partial consideration, we believe we can “scale up” our operations to support the expenses of the day-to-day operations of the company, on a combined basis, and be able to better cover the costs of maintaining our public company status.

We believe acquisitions and related capital infusions, combined with the proper execution of our organic growth plan, can accelerate our progress towards cash operating profitability and lower overall operating expenses. If we successfully execute both our organic growth plan and our strategic acquisition and associated capital raise initiative, our goal is to obtain a Nasdaq listing and implement an aftermarket support program that will result in a widely held, actively traded, and fully valued public company.

“For the first time in the Company’s limited history, we now have an organic growth plan that we believe will lead to higher revenue, more predictable revenue, and accelerated revenue recognition,” stated Timothy J. Keating, the Company’s Chairman. “As we execute this organic growth plan, we also believe that it is now timely to initiate a strategic and capital markets plan designed both to rapidly scale-up the business and lead to a widely held, actively traded and fully valued stock,” added Mr. Keating.

We encourage our shareholders to participate in our investor conference call on May 21, 2019 at 4:00 p.m. Eastern time for further updates on these initiatives.

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About Surna Inc.

Surna Inc. (www.surna.com) designs, engineers and manufactures application-specific environmental control and air sanitation systems for commercial, state- and provincial-regulated indoor cannabis cultivation facilities in the U.S. and Canada. Our engineering and technical team provides energy and water efficient solutions that allow growers to meet the unique demands of a cannabis cultivation environment through precise temperature, humidity, light, and process controls and to satisfy the evolving code and regulatory requirements being imposed at the state, provincial and local levels.

Headquartered in Boulder, Colorado, we leverage our experience in this sector of the overall cannabis cultivation industry in order to bring value-added climate control solutions to our customers that help improve their overall crop quality and yield as well as optimize the resource efficiency of their controlled environment (i.e., indoor and sealed greenhouses) cultivation facilities. We have been involved in consulting, equipment sales and/or full-scale design for over 800 grow facilities since 2006 making us a trusted resource for indoor environmental design and control management for the cannabis industry.

Our customers include businesses from small cultivation operations to licensed commercial facilities ranging from several thousand to more than 100,000 square feet. We have sold our equipment and systems throughout the U.S. and Canada. Our revenue stream is derived primarily from supplying mechanical engineering services and climate and environmental control equipment to commercial indoor cannabis grow facilities. Although our customers do, we neither produce nor sell cannabis.

Forward Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect our current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in our Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to our SEC filings for a more detailed discussion of the risks and uncertainties associated with our business, including but not limited to the risks and uncertainties associated with our business prospects and the prospects of our existing and prospective customers; the inherent uncertainty of product development; regulatory, legislative and judicial developments, especially those related to changes in, and the enforcement of, cannabis laws; increasing competitive pressures in our industry; and relationships with our customers and suppliers. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Surna’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Non-GAAP Financial Measures

To supplement our financial results on U.S. generally accepted accounting principles (“GAAP”) basis, we use the non-GAAP measures including net bookings and backlog, as well as other significant non-cash expenses such as stock-based compensation and depreciation expenses. We believe these non-GAAP measures are helpful in understanding our past performance and are intended to aid in evaluating our potential future results. The presentation of these non-GAAP measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for financial information prepared or presented in accordance with GAAP. We believe these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business.

Statement about Cannabis Markets

The use, possession, cultivation, and distribution of marijuana is prohibited by U.S. federal law for medical and recreational purposes. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that investments in the cannabis industry should be considered very high risk. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

Surna Marketing

Jamie English
Director of Marketing
jamie.english@surna.com
(303) 993-5271

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Surna Inc.

Condensed Consolidated Balance Sheets (unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$465,360	$253,387
Accounts receivable (net of allowance for doubtful accounts of $91,220 and $119,022, respectively)	266,045	210,187
Inventory, net	740,291	935,886
Prepaid expenses	119,407	127,694
Other assets	2,141	654
Total Current Assets	1,593,244	1,527,808
Noncurrent Assets
Property and equipment, net	472,716	520,321
Goodwill	631,064	631,064
Intangible assets, net	21,774	23,028
Deposits	51,000	51,000
Operating lease right-of-use asset	670,269	-
Total Noncurrent Assets	1,846,823	1,225,413

TOTAL ASSETS	$3,440,067	$2,753,221

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,945,764	$1,917,087
Deferred revenue	1,070,625	641,798
Current portion of operating lease liability	204,604	-
Total Current Liabilities	3,220,993	2,558,885

NONCURRENT LIABILITIES
Operating lease liability	569,202	-
Total Noncurrent Liabilities	569,202	-

TOTAL LIABILITIES	3,790,195	2,558,885

Commitments and Contingencies (Note 7)

SHAREHOLDERS’ (DEFICIT) EQUITY
Preferred stock, $0.00001 par value; 150,000,000 shares authorized; 42,030,331 shares issued and outstanding	420	420
Common stock, $0.00001 par value; 350,000,000 shares authorized; 227,536,638 and 224,989,794 shares issued and outstanding, respectively	2,275	2,250
Additional paid in capital	24,893,733	24,538,027
Accumulated deficit	(25,246,556)	(24,346,361)
Total Shareholders’ (Deficit) Equity	(350,128)	194,336

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY	$3,440,067	$2,753,221

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Surna Inc.

Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended March 31,
	2019	2018
Revenue, net	$1,771,230	$2,054,728

Cost of revenue	1,281,157	1,672,714

Gross profit	490,073	382,014

Operating expenses:
Advertising and marketing expenses	124,626	211,016
Product development costs	116,933	75,172
Selling, general and administrative expenses	1,170,586	2,000,916
Total operating expenses	1,412,145	2,287,104

Operating loss	(922,072)	(1,905,090)

Other income (expense):
Interest and other income, net	21,877	178
Interest expense	-	(35)
Gain on change in fair value of derivative liabilities	-	21,403
Total other income (expense)	21,877	21,546

Loss before provision for income taxes	(900,195)	(1,883,544)

Income taxes	-	-

Net loss	$(900,195)	$(1,883,544)

Loss per common share – basic and dilutive	$(0.004)	$(0.009)

Weighted average number of common shares outstanding, basic and dilutive	226,860,462	210,142,557

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Surna Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Three Months Ended March 31,
	2019	2018
Cash Flows From Operating Activities:
Net loss	$(900,195)	$(1,883,544)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and intangible asset amortization expense	48,859	26,872
Gain on change in derivative liabilities	-	(21,403)
Compensation paid in equity	355,731	640,621
Provision for doubtful accounts	(27,802)	37,899
Provision for excess and obsolete inventory	4,092	(9,947)

Changes in operating assets and liabilities:
Accounts receivable	(28,056)	172,395
Inventory	191,503	(29,971)
Prepaid expenses and other	6,800	99,559
Operating lease right-of-use asset	44,147	-
Accounts payable and accrued liabilities	136,635	(235,947)
Deferred revenue	428,827	(321,926)
Lease liability	(48,568)	-
Net cash provided by (used in) operating activities	211,973	(1,525,392)

Cash Flows From Investing Activities
Capitalization of intangible assets	-	(1,550)
Purchases of property and equipment	-	(159,927)
Proceeds from payment of tenant improvement allowance	-	100,000
Cash disbursed for equipment held for lease	-	(11,782)
Net cash used in investing activities	-	(73,259)

Cash Flows From Financing Activities
Proceeds from exercises of stock options	-	3,375
Proceeds from exercise of investor warrants	-	15,000
Payments on loans from shareholders	-	(6,927)
Net cash provided by financing activities	-	11,448

Net increase (decrease) in cash	211,973	(1,587,203)
Cash, beginning of period	253,387	2,468,199
Cash, end of period	$465,360	$880,996

Supplemental cash flow information:
Interest paid	$-	$35

Non-cash investing and financing activities:
Equity issued in settlement	$-	$226,400
Extinguishment of derivative liability on cashless exercise of warrants	$-	$389,477
Unpaid purchases of equipment and other assets	$-	$41,811

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